As Filed with the Securities and Exchange Commission on June 25, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement Under

The Securities Act of 1933

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693

(Address including Zip Code of Principal Executive Offices)

TCF Financial Incentive Stock Program

(Full Title of the Plan)

Joseph T. Green

Senior Vice President and General Counsel

TCF Financial Corporation

200 Lake Street East, MAILCODE EX0-03-A

Wayzata, MN 55391-1693

(952) 475-6498

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value	2,000,000 shares (1) (2)	$12.735 (3)	$25,470,000	$1,421.23

(1)          The number of shares registered represents the number of additional shares authorized by the Board of Directors and approved by the stockholders on April 29, 2009.

(2)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this statement also covers any additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.

(3)          Pursuant to Rule 457(h) of the Act, the per share price is estimated by the Registrant solely for calculating the registration fee and is based upon the average of the high and low prices for Registrant’s common stock, par value $.01, reported on the New York Stock Exchange on June 23, 2009.

This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

STATEMENT OF INCORPORATION

This statement relates to the registration of additional securities of the same class for which a registration statement filed on Form S-8 relating to the Program is effective.  Accordingly, pursuant to Instruction E, the contents of the following registration statements are hereby incorporated by reference:  Registration No. 333-62792 filed on June 12, 2001, and Registration No. 033-63767 filed on October 27, 1995.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The General Counsel of the Company, who has passed upon the legality of the securities offered hereby, is eligible for participation the Program.

Item 8. Exhibits

EXHIBITS

Exhibit Number	Description
5	Opinion and Consent of Joseph T. Green, General Counsel of TCF Financial Corporation, as to the legality of TCF Common Stock

23	Consent of KPMG LLP

24	Power of Attorney

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayzata, state of Minnesota on June 25, 2009.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
By:	William A. Cooper Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas F. Jasper
By:	Thomas F. Jasper Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
By:	David M. Stautz Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

William A. Cooper, Chairman and Chief Executive Officer*	Luella G. Goldberg, Director*

Gregory J. Pulles, Vice Chairman, Secretary and Director*	George G. Johnson, Director*

Barry N. Winslow, Vice Chairman and Director*	Gerald A. Schwalbach, Director*

William F. Bieber, Director*	Douglas A. Scovanner, Director*

Theodore J. Bigos, Director*	Ralph Strangis, Director*

Thomas A. Cusick, Director*

*By	/s/ Joseph T. Green
Joseph T. Green, Attorney-in-fact pursuant to Power of Attorney attached as Exhibit 24.		Date: June 25, 2009

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